Registration No. 33-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3404508
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3850 Hamlin Road,
Auburn Hills, Michigan 48326
(Address of Principal Executive Offices)
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BorgWarner Inc. 2014 Stock Incentive Plan
(Full title of the plan)
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John J. Gasparovic, Esq.
Vice President, General Counsel, and Secretary
BorgWarner Inc.
3850 Hamlin Road
Auburn Hills, MI 48326
(248) 754-9200
(Name, address and telephone number, including area code, of agent for service)
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Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Daniel C. Persinger
Warner Norcross & Judd LLP
900 Fifth Third Center
111 Lyon Street NW
Grand Rapids, Michigan 49503
(616) 752-2000
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	8,000,000 shares	$65.685	$525,480,000	$67,681.82

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such additional shares of Common Stock that become available under the 2014 Stock Incentive Plan in connection with changes in the number of outstanding shares of Common Stock because of events such as reorganizations, recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares of Common Stock are converted or exchanged.

(2)
Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices of the Registrant’s common stock as quoted on the NYSE on July 25, 2014.

INTRODUCTION

This Registration Statement on Form S-8 is filed by BorgWarner Inc., a Delaware corporation (the “Company”), relating to the 8,000,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), to be issued pursuant to awards under the Company’s 2014 Stock Incentive Plan (the “Plan”), as approved by the Company’s stockholders at the Annual Meeting of Stockholders on April 30, 2014.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in the prospectus for the Plan, which is not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) hereby are incorporated by reference into this Registration Statement:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 13, 2014;

(b)	Our Current Reports on Form 8-K filed on February 13, 2014, March 13, 2014, May 1, 2014, June 30, 2014, July 30, 2014, and July 31, 2014;

(b)
All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s latest Annual Report or prospectus referred to in (a) above; and

(c)
The description of the Company’s Common Stock set forth in the Company’s Registration Statement on Form 8-A, filed with the Commission on July 24, 1998, together with any amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Company has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference. The Company’s file number with the Commission is 001-12162.

Under no circumstances will any information that the Company discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides as follows:

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by Section 102 of the DGCL, BorgWarner Inc.’s restated certificate of incorporation provides that no director shall be liable to BorgWarner Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for breaches of the director’s duty of loyalty to BorgWarner Inc. and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

BorgWarner Inc.’s restated certificate of incorporation provides for indemnification of its directors and officers to the fullest extent permitted by the DGCL, and allows BorgWarner Inc. to advance or reimburse litigation expenses upon submission by the director, officer or employee of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer.

The registrant maintains directors and officers liability insurance for the benefit of its directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

The following documents are filed as exhibits to this Registration Statement:

3.1/4.1	Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1/4.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014).

3.2/4.2	Amended and Restated By-Laws of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on July 30, 2014).

3.3
Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement 333-172198 filed on February 11, 2011).

3.4
Certificate of Ownership and Merger Merging BorgWarner Inc. into Borg-Warner Automotive, Inc. (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement 333-172198 filed on February 11, 2011).

5.1	Opinion of Warner Norcross & Judd LLP, as to the legality of the securities being registered.

10.1	BorgWarner Inc. 2014 Stock Incentive Plan (incorporated by reference to Annex A of the Company's Definitive Proxy Statement filed March 21, 2014).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Warner Norcross & Judd LLP (contained in Exhibit 5.1).

Item 9.	Undertakings.

A.    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, State of Michigan, on July 31, 2014.

BORGWARNER INC.

/s/ James R. Verrier
James R. Verrier Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ James R. Verrier
James R. Verrier	President and Chief Executive Officer (Principal Executive Officer) and Director	July 31, 2014

/s/ Ronald T. Hundzinski
Ronald T. Hundzinski	Vice President and Chief Financial Officer (Principal Financial Officer)	July 31, 2014

/s/ Alexis P. Michas
*Alexis P. Michas	Non-Executive Chairman of the Board and Director	July 31, 2014

/s/ Phyllis O. Bonanno
*Phyllis O. Bonanno	Director	July 31, 2014

/s/ Jan Carlson
*Jan Carlson	Director	July 31, 2014

/s/ Dennis C. Cuneo
*Dennis C. Cuneo	Director	July 31, 2014

/s/ Jere A. Drummond
*Jere A. Drummond	Director	July 31, 2014

/s/ John R. McKernan, Jr.
*John R. McKernan, Jr.	Director	July 31, 2014

/s/ Ernest J. Novak, Jr.
*Ernest J. Novak, Jr.	Director	July 31, 2014

/s/ Vicki L. Sato
*Vicki L. Sato	Director	July 31, 2014

/s/ Richard O. Schaum
*Richard O. Schaum	Director	July 31, 2014

/s/ Thomas T. Stallkamp
*Thomas T. Stallkamp	Director	July 31, 2014

James R. Verrier
James R. Verrier	*as attorney-in-fact for those individuals marked by an asterisk	July 31, 2014

EXHIBIT 5.1

Warner Norcross & Judd LLP
Attorneys at Law
900 Fifth Third Center
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487

July 31, 2014

BorgWarner Inc.
3850 Hamlin Road,
Auburn Hills, Michigan 48326

Re:	BorgWarner Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to BorgWarner Inc. ("BorgWarner") in connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 8,000,000 shares of BorgWarner common stock, $0.01 par value per share (the "Common Stock"), to be issued pursuant to BorgWarner's 2014 Stock Incentive Plan (the "Plan").

We are familiar with the proceedings taken by BorgWarner in connection with the authorization of the Common Stock to be issued under the Plan. We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, we are of the opinion that the Common Stock, when issued in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the Plan.

Warner Norcross & Judd LLP

By	/s/ Daniel C. Persinger
Daniel C. Persinger, a Partner

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in BorgWarner Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
July 31, 2014